Exhibit 99.1


PACIFICARE HEALTH SYSTEMS ANNOUNCES AGREEMENT TO MERGE WITH UNITEDHEALTH GROUP

CYPRESS, Calif. - July 6, 2005 - PacifiCare Health Systems Inc. (NYSE: PHS) today announced it has reached a definitive agreement to merge with UnitedHealth Group (NYSE: UNH), a diversified health services company that provides products and services to more than 55 million Americans, for a combination of cash and stock.

The combination will create a diverse health care enterprise focused on making a broad range of quality, affordable and easy-to-use health care services available nationwide.

Upon completion of the merger, PacifiCare will operate as a wholly owned subsidiary of UnitedHealthcare. Completion of the merger is subject to regulatory approvals, approval by PacifiCare shareholders and other customary conditions.

"This merger joins together two highly complementary companies with significant capabilities and a demonstrated commitment to serving diverse constituencies and expanding options for the uninsured," said Howard Phanstiel, chairman and chief executive officer of PacifiCare Health Systems. "We believe combining UnitedHealth Group's national health service capabilities with PacifiCare's brand prominence and deep relationships in the Western United States will improve upon our nation's health care system and enable it to better respond to the needs of all Americans."

Under the terms of the agreement, PacifiCare shareholders will receive UnitedHealth Group stock at a fixed exchange ratio of 1.10 shares for each PacifiCare share, plus $21.50 in cash per PacifiCare share. The total consideration for the transaction is a combination of approximately 111.6 million shares and $2.2 billion in cash.

Phanstiel continued: "Over the past several years, we have focused on strengthening our core operations while providing innovative new solutions to today's health care challenges. We have now reached a point where it makes sense for PacifiCare to join with a strong national partner that can help us reach the next level in leveraging technology and scale to offer a broad range of competitive products and services that improve the affordability and quality of health care.

"Our employees should be proud of what we have achieved and excited about our expanded growth potential as part of UnitedHealth. Also, we believe our shareholders benefit by receiving strong immediate value as well as an ongoing stake in an outstanding health and well being company committed to making health care better for consumers.

"PacifiCare is best known for its strong focus on senior health care, its quality-measurement systems and its specialty companies. UnitedHealth has an outstanding track record of industry leadership in the areas of access, affordability and clinical quality and joins PacifiCare as a leader in Medicare program innovation. Both companies recognize the necessity of creating tailored health care solutions that improve cost-effective access to quality care for all Americans. With the addition of UnitedHealth's national scope, strong operating platform and advanced technological capabilities, together we will be able to progress more quickly toward achieving that fundamental goal," Phanstiel concluded.

This partnership will result in significant advantages for employers and consumers, especially seniors, by making health care more affordable and creating a nationwide provider of Medicare services. It will provide seniors with nationwide access to physicians, consistent service across geographic regions, and a focus on best practices that include less-expensive prescription drugs, innovative disease management and services for the frail elderly.

In addition, PacifiCare's PPO, ASO and small-group customers will have significantly more choices as a result of UnitedHealth's national network of more than 460,000 doctors and other health care professionals and 4,500 hospitals, which will help members avoid more expensive "out-of-network" costs.

Also, physicians and other health care professionals as well as PacifiCare customers will benefit from access to UnitedHealth's Centers of Excellence and its investment of more than $2 billion in technological enhancements that have resulted in significantly lower costs for consumers, and provided efficient, state-of-the-art claims-handling capabilities.

Conference Call
---------------
Phanstiel will participate in a joint conference call with members of UnitedHealth Group management this afternoon to further discuss the strategic and financial aspects of this combination. Details are as follows:

Time: 5 p.m. EDT
Domestic Dial-in: 800-515-2563
International Dial-in: 706-679-5262
Pass Code: None

Additionally, the conference call will be broadcast live on UnitedHealth Group's Web site at http://www.unitedhealthgroup.com/. A replay will be available beginning at 12 a.m. EDT, July 7, until 12 p.m. EDT, July 10, 2005. The replay can be accessed by dialing 800-642-1687 (domestic) or 706-645-9291 (international) and using pass code 7683676.

About the Companies
-------------------

PacifiCare Health Systems is one of the nation's largest consumer health organizations with nearly 3.2 million health plan members and approximately
11.3 million specialty plan members nationwide. PacifiCare offers individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Specialty plan operations include behavioral health, dental and vision, and complete pharmacy benefit management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at http://www.pacificare.com/.

UnitedHealth Group (http://www.unitedhealthgroup.com/) is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses:
UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves approximately 55 million individuals nationwide.

Important Merger Information
----------------------------

In connection with the proposed transactions, UnitedHealth Group and PacifiCare intend to file relevant materials with the Securities and Exchange Commission (SEC), including one or more registration statement(s) on Form S-4 that will contain a prospectus and proxy statement. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, INVESTORS AND HOLDERS OF PACIFICARE COMMON STOCK ARE URGED TO READ THEM, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, they will be available for free (along with any other documents and reports filed by UnitedHealth Group and PacifiCare with the SEC) at the SEC's Web site, http://www.sec.gov/. In addition, investors and PacifiCare stockholders may obtain free copies of the documents filed with the SEC by PacifiCare by directing a written request to PacifiCare Health Systems, Inc., 5995 Plaza Drive, Cypress, CA 90630, Attention: Investor Relations.

PacifiCare and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of PacifiCare common stock in connection with the proposed transactions. Information about the directors and executive officers of PacifiCare is set forth in the proxy statement for UnitedHealth Group's Annual Meeting of Stockholders, which was filed with the SEC on April 13, 2005. Investors may obtain additional information regarding the interest of such participants in the proposed transactions by reading the prospectus and proxy solicitation statement if and when it becomes available.

Forward-Looking Statements
--------------------------

This news release may contain statements, estimates or projections that constitute "forward-looking" statements as defined under U.S. federal securities laws. Generally the words "believe," "expect," "intend," "estimate," "anticipate," "could," "may," "project" and "will" and variations thereof or similar expressions identify forward-looking statements, which generally are not historical in nature. These forward-looking statements are based on current expectations and projections about future events. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.
________________________________________________________________________
For more information please contact:

Tyler Mason
PHS Media Relations
(714) 226-3530
tyler.mason@phs.com

Dan Yarbrough
PHS Investor Relations
(714) 226-3540
dan.yarbrough@phs.com